Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Capital, Inc. and Subsidiaries (the “Company”) on Form 10-Q for the period ending March 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), I, Michael C. Frederick, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered by the Report.

DATE: May 14, 2003	BY:	/s/ MICHAEL C. FREDERICK
Michael C. Frederick Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to First Capital, Inc. and will be retained by First Capital, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.